                                                                     Exhibit 2.3

                                 AMENDMENT NO. 2
                                       TO
                          AGREEMENT AND PLAN OF MERGER

         This Amendment No. 2 to Agreement and Plan of Merger ("Amendment No. 2") is entered into as of October 26, 1998, by and among Simmons Company, a Delaware corporation (the "Company"), Simmons Holdings, Inc., a Delaware corporation ("Holdings") and REM Acquisition, Inc., a Delaware corporation ("MergerCo").

                               W I T N E S S E T H

         WHEREAS, the Company, Holdings and MergerCo are parties to an Agreement and Plan of Merger dated as of July 16, 1998 (the "Merger Agreement");

         WHEREAS, the Merger Agreement was amended by Amendment No. 1 to Agreement and plan of Merger dated as of September 22, 1998, by and among the Company, Holdings and MergerCo; and

         WHEREAS, the parties hereto desire to amend the Merger Agreement to reflect the elections made by such Electing Stockholders;

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereto do hereby agree as follows:

         1. Article I of the Merger Agreement is hereby amended as follows:

                  "ELECTION MEMORANDUM" has the meaning specified in Section 3.1(c)(i).

                  "MANAGEMENT CASHED SHARES" has the meaning specified in
                  Section 3.1(c)(i).

                  "MANAGEMENT ROLLOVER SHARES" has the meaning specified in
                  Section 3.1(c)(i).

                  "MANAGEMENT STOCKHOLDER" has the meaning specified in Section 3.1(c)(i).

                  "NON-MANAGEMENT CASHED SHARES" has the meaning specified in
                  Section 3.1(c)(i).

                  "NON-MANAGEMENT ROLLOVER SHARES" has the meaning specified in Section

3.1(c)(i).

         2. Section 3.1(c) of the Merger Agreement is amended and restated in its entirety to read as follows:

                  "(c) CONVERSION (OR EXCHANGE) OF SHARES. Except as otherwise provided in Section 3.1(d), all other issued and outstanding Shares of Holdings shall be converted into the following:

                  (i) any holder of Shares of Holdings who is a member of management of Holdings or the Company (each, a "MANAGEMENT STOCKHOLDER"; collectively, the "MANAGEMENT STOCKHOLDERS") may elect to receive shares of Merger Common Stock ("MANAGEMENT ROLLOVER SHARES"), cash in lieu of shares of Merger Common Stock ("MANAGEMENT CASHED SHARES"), or a combination of cash and Merger Common Stock. Management Stockholders shall make such election by having completed and returned the Election Memorandum dated October 16, 1998 (the "ELECTION MEMORANDUM") to Simmons Company, One Concourse Parkway Suite 600, Atlanta, GA 30328, Attention: Roger Franklin, on or prior to 5:00 p.m. on Thursday, October 22, 1998. All other holders of Shares have elected
         (i) to receive the shares of Merger Common Stock (the "NON-MANAGEMENT ROLLOVER SHARES"; together with the Management Rollover Shares, the "ROLLOVER SHARES") as indicated on Schedule 3.1(c) hereto and (ii) to receive cash in lieu of shares of Merger Common Stock (the "NON-MANAGEMENT CASHED SHARES"; together with the Management Cashed Shares, the "CASHED SHARES") for the balance of such stockholders' Shares. The consideration set forth in this clause (i) is referred to as the "MERGER CONSIDERATION".

                  (ii) The Rollover Shares of Management Stockholders pursuant to (i) above are as indicated on Schedule 3.1(c)."

         3. Section 3.2(a)(ii) is hereby amended and restated in its entirety to read as follows:

                  "(A) In respect of the number of Management Options listed next to the names of those Persons identified on Schedule 3.2(a) hereto, each Management Stockholder may elect to receive an amount in cash equal to the product of (1) the number of Option Shares subject to such Management Options immediately prior to the Effective Time and (2) the excess, if any, of the Cash Price over the per share exercise price of such Management Options, to be delivered by the Surviving Corporation immediately following the Effective Time. All applicable withholdings taxes attributable to the payments made hereunder or to distributions contemplated hereby shall be deducted from the amounts payable under this Section 3.2 and all such taxes attributable to the exercise of Management Options shall be withheld from the proceeds received in respect of the Option Shares issuable upon such exercise.

                  (B) For all Management Options for which elections pursuant to
         Section 3.2(a)(ii)(A) were not made, and for any other Management Options, holders thereof shall be deemed to have elected to receive the same number of options (each, a "CONTINUING MANAGEMENT OPTION") entitling the holder thereof to purchase the number of shares of Merger Common Stock equal to the number of Option Shares subject to such Management Options immediately prior to the Effective Time, at an exercise price per share equal to the exercise price per Option Share of such Management Options immediately prior to the Effective Time. After the Effective Time, each Continuing Management Option shall (unless otherwise agreed by Holdings and the holder of such Continuing Management Option) be subject to the same, terms and conditions as were applicable to the related Management Option immediately prior to the Effective Time, provided that all such Continuing Management Option shall as of the Effective Time be immediately fully vested and exercisable.

                  (C) The election referred to in Section 3.2(a)(ii)(A) above shall be made by each Management Option holder's completing and returning the Election Memorandum to Simmons Company on or prior to October 22, 1998."

         4. Section 3.2(b)(ii) is hereby amended and restated in its entirety to read as follows:

                  "(A) In respect of the number of Anti-Dilution Options listed next to the names of those Persons identified on Schedule 3.2(b) hereto, each Management Stockholder may elect to receive an amount in cash equal to the product of (1) the number of Option Shares subject to such Anti-Dilution Options immediately prior to the Effective Time and
         (2) the excess, if any, of the Cash Price over the per share exercise price of such Management Options, to be delivered by the Surviving Corporation immediately following the Effective Time. All applicable withholdings taxes attributable to the payments made hereunder or to distributions contemplated hereby shall be deducted from the amounts payable under this Section 3.2 and all such taxes attributable to the exercise of Anti-Dilution Options shall be withheld from the proceeds received in respect of the Option Shares issuable upon such exercise.

                  (B) For all Anti-Dilution Options for which elections pursuant to Section 3.2(b)(ii)(A) were not made, and for any other anti-Dilution Options, holders thereof shall be deemed to have elected to receive the same number of options (each, a "CONTINUING ANTI-DILUTION OPTION") entitling the holder thereof to purchase the number of shares of Merger Common Stock equal to the number of Option Shares subject to such Anti-Dilution Options immediately prior to the Effective Time, at an exercise price per share equal to the exercise price per Option Share subject to such Anti-Dilution Options immediately prior to the Effective Time. After the Effective Time, each Continuing Anti-Dilution Option shall (unless otherwise agreed by Holdings and the holder of such Continuing Anti-Dilution Option) be subject to the same terms and conditions as were applicable to the related Anti-Dilution Option immediately prior to the Effective Time, provided that all such Continuing Anti-Dilution Options shall as of the Effective Time be immediately fully vested and exercisable.

                  (C) The election referred to in Section 3.2(a)(ii)(A) above shall have been made by each Anti-Dilution Option holder's completing and returning the Election Memorandum to Simmons Company on or prior to October 22, 1998."

         5. Schedules 3.1(c), 3.2(a) and 3.2(b) to the Merger Agreement are each hereby amended and restated in their entirety by replacing each of such Schedules with those Schedules attached hereto as Exhibits A, B and C, respectively.

         6. This Amendment shall be effective immediately upon execution by the parties hereto and upon consent by the ESOP Trustee to the terms and conditions hereof.

         7. The Merger Agreement remains in full force and effect in all other respects.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first written above.

REM ACQUISITION, INC.

                                    SIMMONS HOLDINGS, INC., a
                                    Delaware corporation

By:   /s/ Gregory P. Meredith
      ------------------------
      Name: Gregory P. Meredith
      Title: Vice President             By:   /s/ Zenon S. Nie
                                               ----------------
                                              Name: Zenon S. Nie
                                              Title:  Chief Executive Officer

                                    SIMMONS COMPANY, a Delaware
                                    corporation

                                        By:    /s/ Zenon S. Nie
                                               ----------------
                                               Name: Zenon S. Nie
                                               Title:  Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                                 Schedule 3.1(c)

                                 ROLLOVER SHARES
                                 ---------------

                                 Common          Rollover  Rollover
                                 Stock              %      Shares
                                 ------          --------  --------
Ayers                            154,716           70%     108,301
Barton                           215,663           65%     140,181
Brennan                          171,928           23%      39,543
Daiker                            54,162           75%      40,622
Franklin                         135,000           60%      81,000
Maher                            123,516           60%      74,110
Murphy                            39,344           60%      23,606
Nie                              700,000           40%     280,000
Passaglia                        285,763           60%     171,458
Pleasant                         129,716           60%      77,830
Ulicny                           126,146           60%      75,688
                               ---------                 ---------
          Senior Management    2,135,954                 1,112,339
          --------------------------------------------------------

Applegate                          5,639          100%       5,639
Brinkman                          15,535          100%      15,535
Brooks                            15,535           60%       9,321
Cantrell                          20,944           80%      16,755
Castricone                        10,000          100%      10,000
Chambless                                          80%           0
Clayton                           10,000          100%      10,000
Cowie                             23,302           60%      13,981
Cuppia                            15,535          100%      15,535


                         Common    Rollover  Rollover
                         Stock         %      Shares
                         ------    --------  --------
Davis (retiring)         38,836         0%        0
Dohm                      4,710        60%    2,826
Elliott                   3,000       100%    3,000
Fettner (resigned)                      0%        0
Giambalo                              100%        0
Glover                    5,000       100%    5,000
Grippando                 5,000       100%    5,000
Hellyer                  19,470        70%   13,629
Hoffmann                 10,000       100%   10,000
Hutchinson               15,535       100%   15,535
Katz                     11,279        60%    6,767
Kessler                   5,000        60%    3,000
Lachenmeier               4,000       100%    4,000
Leber                    38,836       100%   38,836
Messershmitt             39,083        60%   23,450
Messner                   2,000       100%    2,000
Miller                    5,000        75%    3,750
Murray                   38,836        60%   23,302
Newman                   10,000       100%   10,000
Orth (retiring)           4,710         0%        0
O'sorio                                80%        0
Parsons                  46,605        90%   41,944
Peterken                              100%        0
Poliseo                  25,802        75%   19,352
Saunders                 30,002       100%   30,002
Senese                    5,000       100%    5,000

                                Common      Rollover  Rollover
                                Stock          %        Shares
                                ------      --------  --------
Silverstone                     5,000           85%       4,250
Slattery                        5,000          100%       5,000
Tobin                          15,272           60%       9,163
Woodhead                                        80%           0
--------                    ---------                 ---------
          Other Management    509,465                   381,572
          ----------------  ---------                 ---------
Subtotal - Simmons          2,645,419                 1,493,911

                                    EXHIBIT A

                                 Schedule 3.1(c)

                                 ROLLOVER SHARES

                                                                         Common Stock
                                               --------------------------------------------------------------
                                                    Common                Rollover              Rollover
Investcorp                                          Shares                    %                   Shares
----------                                     ----------------           ---------             -----------
Connoissour Equity Limited                           1,962,692.5             4.6%                  89,711.57
Equity SIMA Limited                                  2,589,315.8             4.6%                 118,079.28
Equity SIMB Limited                                  2,452,515.0             4.6%                 112,100.59
Foundation Equity Limited                            1,962,692.5             4.6%                  89,711.57
Foundation Holdings Ltd.                             1,962,692.5             4.6%                  89,711.57
Simmons Equity Limited                               1,962,692.5             4.6%                  89,711.57
Simmons Holdings Limited                             1,962,692.5             4.6%                  89,711.57
Simmons Investments Ltd.                             1,962,692.5             4.6%                  89,711.57
Spring Equity Limited                                1,962,692.5             4.6%                  89,711.57
Spring International Limited                         1,962,692.5             4.6%                  89,711.57
Spring Investments Limited                           1,962,692.5             4.6%                  89,711.57
Connoisseur Holdings Ltd.                            2,831,886.0             4.6%                 129,441.03
Ashford Limited                                          8,962.7             4.6%                     409.67
Chamblee Limited                                         8,962.7             4.6%                     409.67
Fairburn Limited                                         8,962.7             4.6%                     409.67
Peach Limited                                            8,962.7             4.6%                     409.67
                                                ---------------                            -----------------
     Total Class A                                  25,567,800.0                                1,168,663.73

                                                    Common                Rollover              Rollover
Investcorp                                          Shares                    %                   Shares
----------                                     ----------------           ---------             -----------

Chemical Norm. (Guernsey)                              797,607               4.6%                  36,457.36
Investcorp Simmons Hold.                             2,685,171               4.6%                 122,734.92
                                                  ------------                              ----------------
     Investcorp Class C                              3,482,778               4.6%                    159,192

Ballet Limited                                          18,400               4.6%                     841.03
Denary Limited                                          18,400               4.6%                     841.03
Gleam Limited                                           18,400               4.6%                     841.03
Highlands Limited                                       18,400               4.6%                     841.03
Noble Limited                                           18,400               4.6%                     841.03
Outrigger Limited                                       18,400               4.6%                     841.03
Quill Limited                                           18,400               4.6%                     841.03
Radial Limited                                          18,400               4.6%                     841.03
Shoreline Limited                                       18,400               4.6%                     841.03
Zinnia Limited                                          18,400               4.6%                     841.03
Investcorp Investment Equity
Limited                                                 16,000               4.6%                     731.33
                                                --------------                              ----------------
     Investcorp Class D                                200,000               4.6%                   9,141.68

Subtotal Investcorp                                 29,250,578                                  1,336,997.70

                                    EXHIBIT B
                                    ---------

                                 Schedule 3.2(a)

                          CONTINUING MANAGEMENT OPTIONS
                          -----------------------------

                                 Common        Rollover   Rollover
                                 Stock             %    Option Shares
Ayers                            45,284           70%      31,699
Barton                           63,667           65%      41,384
Brennan                          50,000           23%      11,500
Daiker                          156,338           75%     117,254
Franklin                         20,000           60%      12,000
Maher                            45,284           60%      27,170
Murphy                          120,656           60%      72,394
Nie                           1,800,000           40%     720,000
Passaglia                        64,237           60%      38,542
Pleasant                         45,284           60%      27,170
Ulicny                           30,000           60%      18,000
------                        ---------                 ---------
          Senior Management   2,440,750                 1,117,113
          -------------------------------------------------------

Applegate                                        100%           0
Brinkman                                         100%           0
Brooks                           14,465           60%       8,679
Cantrell                         21,056           80%      16,845
Castricone                                       100%           0
Chambless                        30,000           80%      24,000
Clayton                                          100%           0
Cowie                             6,698           60%       4,019
Cuppia                                           100%           0

                     Common    Rollover    Rollover
                     Stock        %      Option Shares
                     -------   --------  -------------
Davis (retiring)                    0%            0
Dohm                 45,290        60%       27,174
Elliott                           100%            0
Fettner (resigned)   10,000         0%            0
Giambalo             30,000       100%       30,000
Glover                            100%            0
Grippando                         100%            0
Hellyer              38,048        70%       26,634
Hoffmann                          100%            0
Hutchinson           14,465       100%       14,465
Katz                 23,721        60%       14,233
Kessler              25,000        60%       15,000
Lachenmeier          16,000       100%       16,000
Leber                41,164       100%       41,164
Messershmitt         11,234        60%        6,740
Messner               8,000       100%        8,000
Miller               25,000        75%       18,750
Murray               11,164        60%        6,698
Newman                            100%            0
Orth (retiring)      25,290         0%            0
O'sorio              20,000        80%       16,000
Parsons                            90%            0
Peterken             30,000       100%       30,000
Poliseo               6,698        75%        5,024
Saunders                          100%            0
Senese               10,000       100%       10,000

                                             Common        Rollover     Rollover
                                             Stock             %      Option Shares
                                            -------        --------   -------------

Silverstone                                   25,000           85%      21,250
Slattery                                                      100%           0
Tobin                                         14,728           60%       8,837
Woodhead                                      20,000           80%      16,000
--------                                   ---------                    ------
          Other Management                   523,021                   385,512
          ----------------                 ---------                 ---------
Subtotal - Simmons                         2,963,771                 1,502,625

                                    EXHIBIT C
                                    ---------

                                 Schedule 3.2(b)

                        CONTINUING ANTI-DILUTION OPTIONS
                        --------------------------------

                           Anti-Dilution     Rollover         Rollover
                           Stock Options         %            Option Shares

Ayers                          14,123            70%             9,886
Barton                         19,436            65%            12,633
Brennan                         9,552            23%             2,197
Daiker                          5,580            75%             4,185
Franklin                       15,417            60%             9,250
Maher                          13,065            60%             7,839
Murphy                          3,821            60%             2,293
Nie                            81,519            40%            32,608
Passaglia                      21,834            60%            13,100
Pleasant                       13,275            60%             7,965
Ulicny                         14,122            60%             8,473
------                        -------                          -------
          Senior Management   211,744                          110,429
          -----------------------------------------------------------------

Applegate                         191           100%               191
Brinkman                          527           100%               527
Brooks                          1,018            60%               611
Cantrell                        1,425            80%             1,140
Castricone                        339           100%               339
Chambless                       1,018            80%               814
Clayton                           339           100%               339
Cowie                           1,018            60%               611
Cuppia                            527           100%               527

                    Anti-Dilution Rollover   Rollover
                    Stock Options     %    Option Shares
Davis (retiring)        1,317          0%          0
Dohm                    1,696         60%      1,018
Elliott                   102        100%        102
Fettner (resigned)        339          0%          0
Giambalo                1,018        100%      1,018
Glover                    170        100%        170
Grippando                 170        100%        170
Hellyer                 1,951         70%      1,366
Hoffmann                  339        100%        339
Hutchinson              1,018        100%      1,018
Katz                    1,187         60%        712
Kessler                 1,018         60%        611
Lachenmeier               678        100%        678
Leber                   2,714        100%      2,714
Messershmitt            1,707         60%      1,024
Messner                   339        100%        339
Miller                  1,018         75%        764
Murray                  1,696         60%      1,018
Newman                    339        100%        339
Orth (retiring)         1,018          0%          0
O'sorio                   678         80%        542
Parsons                 1,581         90%      1,423
Peterken                1,018        100%      1,018
Poliseo                 1,102         75%        827
Saunders                1,018        100%      1,018
Senese                    508        100%        508


                              Anti-Dilution    Rollover    Rollover
                              Stock Options       %      Option Shares
                              -------------    --------    --------
Silverstone                        1,018           85%          865
Slattery                             170          100%          170
Tobin                              1,018           60%          611
Woodhead                             678           80%          542
                                 -------      -------       -------
          Other Management        35,025                     26,023
                                 -------      -------       -------
Subtotal - Simmons               246,769                    136,452
